Exhibit 10.4
TERMINATION AGREEMENT
March 29, 2019
This Termination Agreement (this "Agreement"), dated as of the date first written above, is entered into by and among THE PARKING REIT, INC., a Maryland corporation (the "REIT" or the "Company"), MVP REIT II OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the "OP"), and MVP REALTY ADVISORS, LLC, DBA THE PARKING REIT ADVISORS, a Nevada limited liability company ("REIT Manager") Capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings given to them in the Contribution Agreement (as defined below).
RECITALS
WHEREAS, the REIT and REIT Manager are party to that certain Contribution Agreement (the "Contribution Agreement"), executed as of the date hereof and effective as of the Effective Date by and among the REIT, REIT Manager, VESTIN REALTY MORTGAGE I, INC., a Maryland corporation (solely for purposes of Section 1.01(c) thereof), VESTIN REALTY MORTGAGE II, INC., a Maryland corporation (solely for purposes of Section 1.01(c) thereof) and MICHAEL V. SHUSTEK, an individual (solely for purposes of Section 4.03 thereof);
WHEREAS, the REIT, the OP, and REIT Manager entered into (i) a Second Amended and Restated Advisory Agreement, dated as of May 26, 2017 and (ii) a Third Amended and Restated Advisory Agreement, dated as of September 21, 2018 (collectively, as may be amended from time to time, the "Management Agreements");
WHEREAS, the REIT, the OP, and REIT Manager desire to terminate the Management Agreement effective as of the Effective Date;
NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties, intending to be legally bound, hereby agree as follows:
1.
Termination.  Except as otherwise provided in the Contribution Agreement (including Sections 5.02(d) and 5.03(c)), effective as of the Effective Date, the Management Agreements and all amendments thereto, and any of the terms and conditions contained therein, shall be void and shall have no effect, and no party thereto shall have any liability to the other party or parties thereto or their respective Affiliates (as defined in the Contribution Agreement), or their respective directors, officers or employees; provided that nothing herein shall relieve any party from liability for any fees or expenses accrued through the Effective Date or for any breach of the Management Agreements that arose prior to the Effective Date.

2.	Governing Law; Jurisdiction.
a.
This Termination Agreement, and all claims or causes of actions (whether at law, in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Termination Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Maryland without giving effect to conflicts of Laws principles (whether of the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

b.
All legal proceedings arising out of or relating to this Termination Agreement shall be heard and determined exclusively in any state or federal court located within Maryland. Each of the parties hereby irrevocably and unconditionally: (i) submits to the exclusive jurisdiction of any state or federal court located within Maryland, for the purpose of any legal proceeding arising out of or relating to this Assignment Agreement brought by any party; (ii) agrees not to commence any such legal proceeding except in such courts; (iii) agrees that any claim in respect of any such legal proceedings may be heard and determined in any state or federal court located within Delaware; (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such legal proceeding; and (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such legal proceeding. Each of the parties agrees that a final judgment in any such legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 6.01 of the Contribution Agreement. Nothing in this Termination Agreement will affect the right of any party to serve process in any other manner permitted by Law.

3.
Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.  For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.  Facsimile transmission (including the e-mail delivery of documents in Adobe PDF format) of any signed original counterpart or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.
MVP REALTY ADVISORS, LLC, dba THE PARKING REIT ADVISORS

By: /s/ Michael V. Shustek
Name: Michael V. Shustek
Title: Manager

THE PARKING REIT, INC.

By: /s/ John E. Dawson
Name: John E. Dawson
Title: Chairman of the Board

MVP REIT II OPERATING PARTNERSHIP, LP

By: /s/ Michael V. Shustek
Name: Michael V. Shustek
 Title: General Partner